JNL SERIES TRUST
                              MULTIPLE CLASS PLAN

     This Multiple Class Plan (this "Plan") has been approved pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the A "1940 Act"), by a majority of the Trustees of JNL Series Trust (the "Trust"), a series-type, registered open-end management investment company, with respect to each of the Trust's investment portfolios (each a "Fund") as shown on Schedule A hereto, as amended from time to time.

1.	CLASS DESIGNATIONS. Each Fund is authorized to issue from time to time the following classes of shares:

                                    Class A

                                    Class B

2.	 CLASS A SHARES. Class A Shares of a Fund will be offered for sale subject to a 12b-1 Fee, pursuant to the Trust's Distribution Plan (the
     "Distribution Plan"). For purposes hereof, "12b-1 Fee" refers to the fee authorized under the Trust's Distribution Plan, pursuant to Rule 12b-1 under the 1940 Act, that reflects the use of a portion of a Fund's assets to finance shareholder services or certain activities expected directly or indirectly to result in the sale of the relevant Fund's Class A Shares. Imposition of the 12b-1 Fee is subject to any required approval by the Trust's Board of Trustee and/or affected Class A Fund shareholders.

3.	CLASS B SHARES. Class B Shares of a Fund will be offered for sale without being subject to a 12b-1 Fee.

4.	RELATIVE RIGHTS AND OBLIGATIONS. Each class of shares of a Fund will represent interests in the same portfolio of investments of the Fund and will have in all respects the same rights and obligations as each other class of the Fund, except as otherwise provided herein. Each class of shares may be subject to different investment minimums and other conditions of eligibility as may be described in the prospectus for the particular class of shares, as from time to time in effect.

5.	CLASS EXPENSES. Each class of shares of a Fund will pay all of the expenses of an arrangement for shareholder services or the distribution of shares or both that is specific to that class, including the fees and expenses of any plan adopted pursuant to Rule 12b-1 relating to the particular class
     (including the expenses of obtaining shareholder approval of any such plan or amendment thereto) and any shareholder or administrative services plan or agreement relating to the particular class but not adopted under Rule
     12b-1; and each class may, to the extent practicable, pay a different share of other expenses (excluding advisory or custodial fees or other expenses related to the management of the Fund's assets), if such other expenses are actually incurred in a different amount by that class or the class receives services of a different kind or to a different degree than other classes, including any incremental transfer agency fees attributable to the particular class and, consistent with rulings and other published statements of position of the Internal Revenue Service, any expenses of the
     Fund's operations that are directly attributable to the particular class.

6.	INCOME, GAIN, AND LOSSES AND FUND-WIDE EXPENSES. Income, gain, and losses and expenses not allocated to a particular class of shares of a Fund will be allocated in accordance with Rule 18f-3(c) or any successor provision.
     As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary. Dividends and distributions paid to each class will be calculated in the same manner, on the same day and at the same time.

7.	WAIVERS AND REIMBURSEMENTS. Expenses may be waived or reimbursed by a
     Fund's adviser, underwriter or any other provider of services to the Fund.

8.	CONVERSION FEATURES. Shares of one class of a Fund may not be converted into shares of another class of the same Fund.

9.	EXCHANGE PRIVILEGES. Shares of each class of a Fund may be exchanged for shares of the same class of another Fund or, if the other Fund has only one class of shares, for shares of that class, but in either case only to the extent otherwise permitted as described in the prospectus for the particular class of shares, as from time to time in effect.

10.	VOTING RIGHTS. Each class of shares of a Fund will have (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

11.	AMENDMENTS. All material amendments to this Plan must be approved pursuant to Rule 18f-3 by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

Adopted: October 11, 2010

                                   SCHEDULE A
                             INVESTMENT PORTFOLIOS


FUND                                                         CLASS


JNL/American Funds Blue Chip Income and Growth Fund	     Class A
                                                            Class B

JNL/American Funds Global Bond Fund	                    Class A
                                                            Class B

JNL/American Funds Global Small Capitalization Fund	     Class A
                                                            Class B

JNL/American Funds Growth-Income Fund	                    Class A
                                                            Class B

JNL/American Funds International Fund	                    Class A
                                                            Class B

JNL/American Funds New World Fund	                         Class A
                                                            Class B

JNL/BlackRock Commodity Securities Fund	                    Class A
                                                            Class B

JNL/BlackRock Global Allocation Fund	                    Class A
                                                            Class B

JNL/Capital Guardian U.S. Growth Equity Fund	               Class A
                                                            Class B

JNL/Capital Guardian Global Diversified Research Fund	     Class A
                                                            Class B

JNL/Capital Guardian Global Balanced Fund	               Class A
                                                            Class B

JNL/Eagle Core Equity Fund	                              Class A
                                                            Class B

JNL/Eagle SmallCap Equity Fund	                         Class A
                                                            Class B

JNL/Franklin Templeton Founding Strategy Fund	          Class A

JNL/Franklin Templeton Global Growth Fund	               Class A
                                                            Class B

JNL/Franklin Templeton Income Fund	                         Class A
                                                            Class B

JNL/Franklin Templeton International Small Cap Growth Fund	Class A
                                                            Class B

JNL/Franklin Templeton Mutual Shares Fund	               Class A
                                                            Class B

JNL/Franklin Templeton Small Cap Value Fund	               Class A
                                                            Class B

JNL/Goldman Sachs Core Plus Bond Fund 	                    Class A
                                                            Class B

JNL/Goldman Sachs Emerging Markets Debt Fund	               Class A
                                                            Class B

JNL/Goldman Sachs Mid Cap Value Fund	                    Class A
                                                            Class B

JNL/Goldman Sachs U.S. Equity Flex Fund	                    Class A
                                                            Class B

JNL Institutional Alt 20 Fund	                              Class A

JNL Institutional Alt 35 Fund	                              Class A

JNL Institutional Alt 50 Fund	                              Class A

JNL Institutional Alt 65 Fund	                              Class A

JNL/Invesco International Growth Fund	                    Class A
                                                            Class B

JNL/Invesco Large Cap Growth Fund	                         Class A
                                                            Class B

JNL/Invesco Global Real Estate Fund	                    Class A
                                                            Class B

JNL/Invesco Small Cap Growth Fund	                         Class A
                                                            Class B

JNL/Ivy Asset Strategy Fund	                              Class A
                                                            Class B

JNL/JPMorgan International Value Fund	                    Class A
                                                            Class B

JNL/JPMorgan MidCap Growth Fund	                         Class A
                                                            Class B

JNL/JPMorgan U.S. Government & Quality Bond Fund	          Class A
                                                            Class B

JNL/Lazard Emerging Markets Fund	                         Class A
                                                            Class B

JNL/Lazard Mid Cap Equity Fund	                         Class A
                                                            Class B

JNL/M&G Global Basics Fund	                              Class A
                                                            Class B

JNL/M&G Global Leaders Fund	                              Class A
                                                            Class B

JNL/Mellon Capital Management Bond Index Fund	          Class A
                                                            Class B

JNL/Mellon Capital Management Global Alpha Fund	          Class A
                                                            Class B

JNL/Mellon Capital Management European 30 Fund	          Class A
                                                            Class B

JNL/Mellon Capital Management Index 5 Fund	               Class A

JNL/Mellon Capital Management International Index Fund	     Class A
                                                            Class B

JNL/Mellon Capital Management Pacific Rim 30 Fund	          Class A
                                                            Class B

JNL/Mellon Capital Management Small Cap Index Fund	     Class A
                                                            Class B

JNL/Mellon Capital Management 10 x 10 Fund	               Class A

JNL/Mellon Capital Management S&P 500 Index Fund	          Class A
                                                            Class B

JNL/Mellon Capital Management S&P 400 MidCap Index Fund	Class A
                                                            Class B

JNL/Oppenheimer Global Growth Fund	                         Class A
                                                            Class B

JNL/PAM Asia ex-Japan Fund	                              Class A
                                                            Class B

JNL/PAM China-India Fund	                                   Class A
                                                            Class B

JNL/PIMCO Real Return Fund	                              Class A
                                                            Class B

JNL/PIMCO Total Return Bond Fund	                         Class A
                                                            Class B

JNL/PPM America High Yield Bond Fund	                    Class A
                                                            Class B

JNL/PPM America Mid Cap Value Fund	                         Class A
                                                            Class B

JNL/PPM America Small Cap Value Fund	                    Class A
                                                            Class B

JNL/PPM America Value Equity Fund	                         Class A
                                                            Class B

JNL/Red Rocks Listed Private Equity Fund	               Class A
                                                            Class B

JNL/Select Balanced Fund	                                   Class A
                                                            Class B

JNL/Select Money Market Fund	                              Class A
                                                            Class B

JNL/Select Value Fund	                                   Class A
                                                            Class B

JNL/T. Rowe Price Established Growth Fund	               Class A
                                                            Class B

JNL/T. Rowe Price Mid-Cap Growth Fund	                    Class A
                                                            Class B

JNL/T. Rowe Price Short-Term Bond Fund	                    Class A
                                                            Class B

JNL/T. Rowe Price Value Fund	                              Class A
                                                            Class B

JNL/S&P Managed Growth Fund 	                              Class A

JNL/S&P Managed Conservative Fund 	                         Class A

JNL/S&P Managed Moderate Growth Fund 	                    Class A

JNL/S&P Managed Moderate Fund 	                         Class A

JNL/S&P Managed Aggressive Growth Fund 	                    Class A

JNL/S&P Disciplined Moderate Fund	                         Class A

JNL/S&P Disciplined Moderate Growth Fund	               Class A

JNL/S&P Disciplined Growth Fund	                         Class A

JNL/S&P Competitive Advantage Fund	                         Class A
                                                            Class B

JNL/S&P Dividend Income & Growth Fund	                    Class A
                                                            Class B

JNL/S&P Intrinsic Value Fund	                              Class A
                                                            Class B

JNL/S&P Total Yield Fund	                                   Class A
                                                            Class B

JNL/S&P 4 Fund	                                             Class A